                                                               EXHIBIT 26


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549

                            -----------------------
                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -----------------------

                             COLORADO NATIONAL BANK
              (Exact name of trustee as specified in its charter)

                NOT APPLICABLE                       84-0173545
    (Jurisdiction of incorporation or             (I.R.S. Employer
    organization if not a U.S. National Bank)     Identification No.)

           950 17TH STREET                               80202
           DENVER, COLORADO                            (Zip Code)
  (Address of principal executive offices)

                           -----------------------

                    FRONTIERVISION OPERATING PARTNERS, L.P.
                       FRONTIERVISION CAPITAL CORPORATION
              (Exact name of obligor as specified in its charter)

             DELAWARE                                84-1316775
 (State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                   Identification No.)

1777 SOUTH HARRISON STREET, SUITE P-200                  80210
        DENVER, COLORADO                               (Zip Code)
(Address of principal executive offices)


                            ----------------------

                           SENIOR SUBORDINATED NOTES
                      (Title of the indenture securities)

1.    GENERAL INFORMATION  Furnish the following information as to the Trustee.

      (a) Name and address of each examining or supervising authority to which it is subject.

                                 Comptroller of the Currency
                                 Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

                                 Yes

2. AFFILIATIONS WITH THE OBLIGOR If the obligor is an affiliate of the Trustee, describe each such affiliation.

                                 None

      Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility.

      Each of the exhibits listed below, other than Exhibit 6 and 7, are filed with Securities and Exchange Commission as exhibits to Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in connection with the Registration Statement of Ultimate Electronics, Inc. File No. 33-88740, under the same exhibit number and are incorporated herein by reference.

      1.   Copy of Articles of Association.

      2.   Copy of Certificate of Authority to Commence Business.

      3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

      4.   Copy of existing By-Laws.

      5.   Copy of each Indenture referred to in Item 4. N/A.

      6.   The consents of the Trustee required by Section 321(b) of the Act.

      7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE


       The answers to this statement insofar as such answers relate to what person have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.




                                   SIGNATURE


       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Colorado National Bank, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested on the 6th day of September, 1996.

                                                   COLORADO NATIONAL BANK


[SEAL]

                                                   /s/ Gretchen L. Middents
                                                   ------------------------
                                                   Gretchen L. Middents
                                                   Assistant Vice President


/s/ William W. MacMillan
- ------------------------
William W. MacMillan
Assistant Secretary

                                   EXHIBIT 6

                                    CONSENT


       In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, COLORADO NATIONAL BANK hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:           September 6, 1996


                                                      COLORADO NATIONAL BANK


                                                      /s/ Gretchen L. Middents
                                                      ------------------------
                                                      Gretchen L. Middents
                                                      Assistant Vice President

                                  EXHIBIT 7

COLORADO NATIONAL BANK          Call Date:  06/30/96                       ST-BK:  08-0380               FFIEC 032
P.O. BOX 5168                                                                                            Page RC-1
DENVER, CO  80217               Vendor ID:  D                              CERT:  03010                       9

Transit Number:  10200002

Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                      C300
                                                                                                   Dollar Amounts in Thousands
- --------------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):             RCON
                                                                                         -------
     a.  Noninterest-bearing balances and currency and coin (1)___________________________0081. .              431,099    1.a
     b.  Interest-bearing BALANCES (2)____________________________________________________0071. .                    0    1.b

  2. Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)_______________________1754. .                    0    2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)_____________________1773. .              548,752    2.b

  3. Federal funds sold and securities purchased under agreements to resell:
     a.  Federal funds sold_______________________________________________________________0276. .                4,035    3.a
     b.  Securities purchased under agreements to resell__________________________________0277. .                    0    3.b

  4. Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income              RCON
                                                               ----
         (from Schedule RC-C___________________________________2122. .       5,600,384               .   .   .   .   .    4.a
     b.  LESS: Allowance for loan and lease losses_____________3123. .          94,575               .   .   .   .   .    4.b
     c.  LESS:  Allocated transfer risk reserve________________3128. .               0               .   .   .   .   .    4.c
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)______________________________2125. .            5,505,809    4.d

  5. Trading assets (from Schedule RC-D)__________________________________________________3545. .                    0    5.

  6. Premises and fixed assets (including capitalized leases)_____________________________2145. .               67,243    6.

  7. Other real estate owned (from Schedule RC-M)_________________________________________2150. .                3,012    7.

  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)_______________________________________________________________________2130. .                    0    8.

  9. Customers' liability to this bank on acceptances outstanding_________________________2155. .                3,336    9.

 10. Intangible assets (from Schedule RC-M)_______________________________________________2143. .               14,904    10.

 11. Other assets (from Schedule RC-F)____________________________________________________2160. .              113,098    11.

 12. Total assets (sum of items 1 through 11)_____________________________________________2170. .            6,691,288    12.

- --------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading

COLORADO NATIONAL BANK                     Call Date:  06/30/96               ST-BK:  08-0380                          FFIEC 032
P.O. BOX 5168                                                                                                          Page RC-2
DENVER, CO  80217                          Vendor ID:  D                      CERT:  03010                                10

Transit Number:  10200002

Schedule RC - Continued

                                                                                                       Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13.  Deposits:                                                                     RCON
      a.  In domestic offices (sum of totals of                                     ----
          columns A and C from Schedule RC-E)_______________________________________2200. .                     5,109,723    13.a
                                                             RCON
                                                             ----
          (1)  Noninterest-bearing (1)_______________________6631. .     1,432,033                          .   .   .   .   13.a.1
          (2)  Interest-bearing______________________________6636. .     3,677,690                          .   .   .   .   13.a.2
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs_____________                        .   .   .   .
          (1)  Noninterest-bearing__________________________________________________                        .   .   .   .
          (2)  Interest-bearing_____________________________________________________                        .   .   .   .
 14.  Federal funds purchased and securities sold under agreements to repurchase:
      a.  Federal funds purchased___________________________________________________0278. .                       404,780    14.a
      b.  Securities sold under agreements to repurchase____________________________0279. .                        28,595    14.b

 15.  a.  Demand notes issued to the U.S. Treasury__________________________________2840. .                             0    15.a
      b.  Trading liabilities (from Schedule RC-D)__________________________________3548. .                             0    15.b

 16.  Other borrowed money:
      a.  With a REMAINING maturity of one year or less_____________________________2332. .                       301,373    16.a
      b.  With a REMAINING maturity of more than one year___________________________2333. .                       102,479    16.b

 17.  Mortgage indebtedness and obligations under capitalized leases________________2910. .                         2,603    17.

 18.  Bank's liability on acceptances executed and outstanding______________________2920. .                         3,336    18.

 19.  Subordinated notes and debentures_____________________________________________3200. .                       172,400    19.

 20.  Other liabilities (from Schedule RC-G)________________________________________2930. .                       137,669    20.

 21.  Total liabilities (sum of items 13 through 20)________________________________2948. .                     6,262,958    21.


 22.  Limited-life preferred stock and related surplus______________________________3282. .                             0    22.

 EQUITY CAPITAL
 23.  Perpetual preferred stock and related surplus_________________________________3838. .                             0    23.

 24.  Common Stock__________________________________________________________________3230. .                        89,977    24.

 25.  Surplus (exclude all surplus related to preferred stock)______________________3839. .                       172,200    25.

 26.  a.  Undivided profits and capital reserves____________________________________3632. .                       167,798    26.a
      b.  Net unrealized holding gains (losses) on available-for-sale securities____8434. .                 (      1,645)    26.b

 27.  Cumulative foreign currency translation adjustments___________________________                        .   .   .   .

 28.  Total equity capital (sum of items 23 through 27)_____________________________3210. .                       428,330    28.

 29.  Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)_________________________________________________3300. .                     6,691,288    29.

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
    date during 1995________________________________________________________________6724. .                        N/A        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- -----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.